Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation of our report dated March 24, 2006 relating to the consolidated financial statements of Maine & Maritimes Corporation for the year ended December 31, 2005 included in this Form 10-K/A, into the Company’s previously filed Registration Statement on Form S-8 (File No. 333-103749).

/s/ VITALE, CATURANO & CO., LTD.

Boston, Massachusetts
September 8, 2006